Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of March 12, 2007, by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about December 16, 2005, as may be amended from time to time, (the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1.	The Loan Agreement is hereby modified such that LIBOR Advances shall no longer be available and all Advances shall be Prime Rate Advances.

2.	Section 2.5(b) is hereby amended and restated in its entirety to read as follows:

(b) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate plus the Prime Rate Margin. Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

3.	Section 3.1 is hereby amended such that a condition precedent to the initial Advance requested on or after June 30, 2007 shall be the completion of the Bank’s initial field exam collateral audit.

4.	Section 6.2 is hereby amended to delete subsection (c) thereto and to add new subsections (c) and (d) as follows:

(c) At any time Advances are outstanding, within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

(d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than once every six (6) months unless a Default or an Event of Default has occurred and is continuing.

5.	Section 6.6 is hereby amended and restated in its entirety to read as follows:

6.6 Financial Covenants. Borrower shall maintain, on a consolidated basis with respect to Borrower and its Subsidiaries a ratio (“Adjusted Quick Ratio”) of Quick Assets to Current Liabilities minus Deferred Revenue of at least 0.75 to 1.00 as of the last day of each month.

6.	Section 13.1 is hereby amended to add thereto the following definitions in alphabetical order:

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit F.

“Prime Rate Margin” is one-half (0.50) of a percentage point.

7.	The definition of “Revolving Line” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Revolving Line” is an Advance or Advances in an aggregate amount outstanding at any time of up to the lesser of (a) $10,000,000 and (b) the amount calculated as 66.67% of the aggregate amount of Borrower’s unrestricted cash, Cash Equivalents and net billed accounts receivable.

8.	The definition of “Revolving Line Maturity Date” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Revolving Line Maturity Date” is the earliest of (a) March 31, 2008; or (b) the date Bank exercises its remedies under Section 9.1(a).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee (the “Loan Fee”) equal to the amount calculated as (i) $25,000 minus (ii) the portion of the $6,250 fee (the “Prior Fee”) previously paid by Borrower to Lender for the extension of the Revolving Line Maturity Date to May 7, 2007 (which amount in this clause (ii) shall be the pro rated portion of the Prior Fee for the period from January 30, 2007 through the effective date of this Loan Modification Agreement), plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ISTA PHARMACEUTICALS, INC.		SILICON VALLEY BANK

By:	/s/ Lauren Silvernail	By:	/s/ Robert Anderson

Name:	Lauren Silvernail	Name:	Robert Anderson

Title:	Chief Financial Officer and Vice President, Corporate Finance	Title:	Senior Relationship Manager

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: Ista Pharmaceuticals, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $10,000,000

ACCOUNTS RECEIVABLE

1. Accounts Receivable Book Value as of	$

2. Additions (please explain on attached page)	$

3. TOTAL ACCOUNTS RECEIVABLE (#1 plus #2)	$

4. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS (please explain on attached page)	$

5. Net Billed Accounts Receivable (#3 minus #4)	$

6. Unrestricted Cash and Cash Equivalents	$

7. Maximum Loan Amount (lesser of (a) $10 million and (b) 66.67% of #5 plus #6)	$

8. Present balance owing on Line of Credit	$

9. LOAN AVAILABILITY (#7 minus #8)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY

		Received	by:

By:		AUTHORIZED SIGNER

	Authorized Signer	Date:

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